AMENDED AND RESTATED

                                  BY-LAWS

                                    OF

                       FORMAN PETROLEUM CORPORATION
                   (as amended effective June 15, 2000)


                                 ARTICLE I

                                  OFFICES

     Section 1. The registered office shall be in the City of New Orleans, State of Louisiana.

     Section 2. The corporation may also have offices at such other places both within and without the State of Louisiana as the board of directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II

                         MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of the shareholders for the election of directors shall be held at such place either within or without the State of Louisiana as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Louisiana, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of shareholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

     Section 4. At any meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the secretary or by the agent of the corporation having charge of transfers of shares, showing the number and class of shares held by each shareholder on the record date for the meeting shall be produced on the request of any shareholder.

     Section 5. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at the direction of a majority of the board of directors, or at the request in writing of shareholders owning 20% or more issued and outstanding stock that is entitled to vote for the election of directors. Such request of shareholders shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.

     Section 10. Unless otherwise provided in the articles of incorporation each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three years from its date.

     Section 11. As set forth in the articles of incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the shareholders having that proportion of the total voting power which would be required to authorize or constitute such action at a meeting of the shareholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


                                ARTICLE III

                                 DIRECTORS

     Section 1. Unless otherwise fixed by the board of directors, the number of directors which shall constitute the whole board shall be four. The directors shall be elected at the annual meeting of the shareholders, and each director elected shall hold office until his successor is elected and qualified. Directors need not be shareholders.

     Section 2. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

                    MEETINGS OF THE BOARD OF DIRECTORS

     Section 3. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Louisiana.

     Section 4. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 5. Special meetings of the board may be called at the direction of the chairman of the board on 48 hours' notice to each director; special meetings may be called on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings may be called on like notice on the written request of the sole director.

     Section 6. At all meetings of the board, a majority of the board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 8. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                          COMMITTEES OF DIRECTORS

     Section 9. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the articles of incorporation, adopting an agreement of merger or consolidation, recommendation to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the articles of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 10. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


                         COMPENSATION OF DIRECTORS

     Section 11. Unless otherwise restricted by the articles of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                           REMOVAL OF DIRECTORS

     Section 12. Unless otherwise restricted by the articles of incorporation, by law or by agreement among shareholders, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                ARTICLE IV

                                  NOTICES

     Section 1. Unless provided otherwise by statute, the articles of incorporation or these by-laws, whenever notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice. Notice to any shareholder may be given in writing, by mail or national commercial courier service, addressed to such shareholder, at his address as it appears on the records of the corporation. Notice to a director may be given in person, by telephone, by facsimile transmission, or in writing delivered by a national commercial courier service for next-day delivery to his address as it appears on the records of the corporation.

     Section 2. Notice given by mail or by a commercial courier service shall be deemed to be given at the time when the same shall be deposited in the United States mail or with such courier service. Notice given by facsimile transmission shall be deemed to be given when so transmitted.

     Section 3. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE V

                                 OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a chief executive officer and chief operating officer, a secretary and a treasurer. The board of directors may also choose one or more vice presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the articles of incorporation or these by-laws otherwise provide.

     Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 3. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 4. The officers of the Corporation shall hold office at the pleasure of the board of directors. Except as otherwise provided in the resolution of the board of directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The board of directors may remove any officer with or without cause at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                         THE CHAIRMAN OF THE BOARD

     Section 5. The chairman of the board shall preside at all meetings of the shareholders and directors, ensure that all orders, policies and resolutions of the board of directors are carried out and perform such other duties as may be prescribed by the board of directors or these by-laws.

                               THE PRESIDENT

     Section 6. The president shall have, subject to the powers of the chairman of the board and the supervision of the board of directors, the authority to manage and direct the day-to-day business and affairs of the corporation.

     Section 7. The president may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations and shall perform such other duties as may be prescribed from time to time by the board of directors or these by-laws.

          THE CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER

     Section 8. The chief executive officer and chief operating officer shall perform such duties as the chairman of the board, the president or the board of directors shall prescribe.

                              VICE PRESIDENTS

     Section 9. The vice presidents, if any, in the order specified by the board of directors or, if not so specified, in the order of their seniority, shall, in the absence or disability of the chief executive officer and chief operating officer, perform the duties and exercise the powers of the chief executive officer and chief operating officer, and shall perform such other duties as the chairman of the board, the president or the board of directors shall prescribe.

                   THE SECRETARY AND ASSISTANT SECRETARY

     Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the chairman of the board or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                  THE TREASURER AND ASSISTANT TREASURERS

     Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                ARTICLE VI

                          CERTIFICATES FOR SHARES

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate signed by the president, the chief executive officer and chief operating officer or a vice president and the secretary or an assistant secretary evidencing the number and class (and series, if any) of shares owned by him, containing such information as required by law and bearing the seal of the corporation.

     Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                             LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                             TRANSFER OF STOCK

     Section 4. Subject to the restrictions on transfer included in any agreement among shareholders, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            FIXING RECORD DATE

     Section 5. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                          REGISTERED SHAREHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Louisiana.


                                ARTICLE VII

                            GENERAL PROVISIONS

                                 DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                   SEAL

     Section 5. The board of directors may adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Louisiana." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                              INDEMNIFICATION

     Section 6. The Corporation shall indemnify its directors, and may indemnify its officers, employees and agents and may procure insurance on behalf of its officers, directors, employees and agents, to the fullest extent permitted by the Louisiana Business Corporation Law. Any amendment or repeal of this by-law shall not adversely affect any indemnification rights of an officer or director of the corporation under this by-law with respect to any action or inaction occurring prior to the time of such amendment or repeal.


                               ARTICLE VIII

                                AMENDMENTS

     Section 1. These by-laws may be amended or repealed by the board of directors at any regular or special meeting or by the shareholders at any annual or special meeting, provided notice of the proposed amendment or repeal be contained in the notice of such annual or special meeting of shareholders.